SELLERS & ANDERSEN, L.L.C.	 		684 East Vine St, #3
Certified Public Accountants and 		Murray, Utah 84107
Business Consultants
						Telephone 801-268-2632




April 2, 2004


United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

To Whom It May Concern:


We have read Item 23 of Form SB-2A dated April 2, 2004 of Northwest Passage Ventures, Ltd. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.




Very truly yours,


/s/Sellers & Andersen, L.L.C.